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                          MANAGEMENT SERVICES AGREEMENT

         THIS MANAGEMENT SERVICES AGREEMENT (the "AGREEMENT") is made this 22nd day of September, 1999 (the "EFFECTIVE Date"), by and between eVENTURES GROUP, INC., a Delaware corporation ("eVENTURES"), and HW PARTNERS, L.P., a Texas limited partnership ("HW").

                              W I T N E S S E T H:

         WHEREAS, eVentures desires to engage the services of HW during the Term (as hereafter defined) for the purpose of performing Management Services (as hereafter defined) for eVentures, and HW agrees to perform such Management Services, subject to the terms and conditions contained herein.

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T:

         1. SERVICES.

                  a. Description. From time to time, eVentures may request HW to provide and engage HW to provide various management, operational and administrative services for eVentures (collectively, the "MANAGEMENT SERVICES"). HW shall provide HW's employees (each, a "CONSULTANT") to perform such Management Services agreed upon by the parties on a short- or long-term basis in accordance with the Work Order (as defined below). The Consultants will perform only the assignments designated to them in the Work Orders.

                  b. Request for Services. After eVentures requests Management Services and HW agrees to perform such Management Services, eVentures and HW shall describe the terms and conditions of such services by completing the Description of Management Services and Fee Arrangements (a "WORK ORDER") in the form of Exhibit "A" attached hereto and incorporated herein for all purposes, for each project in which HW is engaged. Each Work Order shall be Approved By Disinterested Directors (as defined below). As used herein, the phrase "Approved By Disinterested Directors" shall mean the approval of a majority of the directors of eVentures who are not employees, directors or persons otherwise controlling either HW or any entity (other than eVentures) controlling, controlled by or under common control with HW.

         2. THE MANAGEMENT FEES. The fees to be paid by eVentures to HW for the Management Services provided under this Agreement (the "MANAGEMENT FEES") shall be


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determined as mutually agreed to by the parties at the time HW is engaged by
eVentures and shall be set forth in the applicable Work Order and Approved by Disinterested Directors.

         3. PAYMENT FOR FEES, COSTS AND EXPENSES. Except as otherwise set forth in the Work Order, eVentures shall pay for the Management Fees and all other fees and costs and expenses due and owing under this Agreement and each of the respective Work Orders within thirty (30) days after the month in which such fees, costs and expenses were incurred and receipt by eVentures of an invoice detailing the Management Services provided and such Management Fees and other fees, costs and expenses.

         4. RETENTION OF RECORDS. For a reasonable period of time (not to exceed three (3) years after the services have been rendered), HW shall retain this Agreement and such books, documents, and records as are reasonably necessary to verify the nature and extent of the costs of the Management Services supplied under this Agreement.

         5. OTHER ACTIVITIES. It is expressly understood by and agreed between the parties hereto that HW shall be permitted to perform management, financial advisory and other services for any other businesses or entities, including, without limitation, those engaged in a business the same as or similar to that of eVentures.

         6. TERM AND TERMINATION.

            6.1 Term. This Agreement shall be for a term of one (1) year from the Effective Date and shall automatically renew upon expiration of such term for successive one (1) year periods, unless terminated pursuant to the terms and conditions set forth herein below. At the time of termination of this Agreement, all incomplete service arrangements or tasks under the outstanding Work Orders shall be deemed terminated effective as of the effective date of termination of this Agreement unless otherwise agreed to by the parties with Approval By Disinterested Directors. Either party can terminate this Agreement without cause upon thirty (30) days written notice to the other party.

            6.2 Material Breach. This Agreement may be terminated by either party by giving thirty (30) days prior written notice of such termination to the other party if the other party to this Agreement materially breaches this Agreement and such material breach is not cured within the thirty (30) day notice period. It is agreed by the parties that reasonable attorneys' fees and expenses incurred pursuant to this Section 6.2 by the nonbreaching party shall be paid by the breaching party.

            6.3 Insolvency. This Agreement may be terminated immediately by either party by giving written notice of such termination to the other party if such other party shall be adjudicated bankrupt, become insolvent, have a receiver of its assets or property appointed or make a general assignment for the benefit of creditors, or institute or cause to be instituted any proceeding in bankruptcy or reorganization or rearrangement of its affairs.

            6.4 Remedies. Pursuit of any remedies provided in this Agreement shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of any remedy herein

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provided constitute a forfeiture or waiver of any obligation of the defaulting party hereunder or of any damages accruing by reason of the violation of any of the terms, provisions, and covenants herein contained. No waiver of any violation shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained and forbearance to enforce one or more of the remedies herein provided upon such a violation or breach shall not be deemed or construed to constitute a waiver of such violation or breach.

            6.5 Obligation After Termination. From and after the effective date of termination of this Agreement, HW shall not be entitled to compensation for further services hereunder (unless otherwise agreed to by the parties), provided that eVentures shall pay HW all Management Fees and shall reimburse HW for all costs and expenses incurred by HW prior to the effective date of termination, in accordance with Section 3 hereof.

         7. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be given in writing, unless some other method of giving such notice, report, or communication is accepted by the party to whom it is given. Any such notice, report or communication shall be deemed to have been properly given as following: (a) if hand delivered, on the date of delivery, (b) if by telecopier, upon receipt by the sender of written confirmation of successful transmission, (c) if by United States mail, registered or certified with return receipt requested, postage prepaid, and addressed to the parties hereto at the addresses set forth below, on the third business day following the day of deposit; or (d) if sent by Federal Express or equivalent courier services and properly marked as "next business day," on the next business day. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

                 If to eVentures:       eVENTURES GROUP, INC.
                                        Attention:  Chief Financial Officer
                                        One Evertrust Plaza, 8th Floor
                                        Jersey City, New Jersey  07302
                                        Telephone: 201.200.5515
                                        Facsimile: 201.200.5532

                 with a copy to:        eVENTURES GROUP, INC.
                                        Attention:  General Counsel
                                        c/o HW Partners, L.P.
                                        1601 Elm Street, Suite 4000
                                        Dallas, Texas  75201
                                        Telephone:  214.720.1600
                                        Facsimile: 214.720.1612


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                 If to HW:              HW PARTNERS, L.P.
                                        Attention:
                                        ----------------------------------------
                                        1601 Elm Street, Suite 4000
                                        Dallas, Texas 75201
                                        Telephone: 214.720.1600
                                        Facsimile: 214.720.1612

         8. EMPLOYMENT STATUS. a. General. HW represents and agrees that the Consultants are the employees of HW. The Consultants are not and shall not for any purpose be deemed to be employees of eVentures.

            b. Compensation of Consultants. HW shall be solely responsible to pay, when due, and timely report, salaries, wages and other forms of compensation or reimbursement, and all applicable Federal, state and local withholding taxes and unemployment taxes, as well as social security, state disability insurance and all other payroll charges payable to, or in respect of, the Consultants, irrespective of eVentures' payment of invoices described in
Section 3 hereof, and eVentures shall have no responsibility or liability to pay or provide any compensation, reimbursement, benefits or such taxes or other charges to or in respect of the Consultants. No Consultant shall be eligible to participate in any employee benefit plans or arrangements or fringe benefit plans or programs or payroll practices of eVentures.

            c. Insurance. HW shall maintain workers' compensation and employers' liability insurance, in accordance with applicable law, covering the Consultants. HW shall provide to eVentures certificates of insurance or other documentary evidence of such insurance coverage upon request by eVentures.

            d. Supervision and Control. EVentures shall not supervise, control or direct the manner or means by which any Consultant performs the Management Services. HW shall be solely responsible for recruiting, evaluating, supervising and terminating the employment of the Consultants. No Consultant shall have any authority to act for or on behalf of eVentures or to contractually bind eVentures without the express prior written consent of eVentures.

         9. INDEMNIFICATION. HW shall indemnify, defend and hold harmless eVentures and its employees, subsidiaries and affiliates (other than HW) from all losses, costs, expenses, damages, claims, taxes, penalties and liabilities (including reasonable attorneys' fees and expenses) to which eVentures or such employees, subsidiaries and affiliates shall be subject, or for which they shall be liable, arising out of (a) any breach by HW of this Agreement, (b) any action or omission by the Consultants, HW, or any of its affiliates (other than eVentures), partners, directors, officers, employees or any third party directly or indirectly employed by HW or its affiliates (other than eVentures) in connection with the performance under this Agreement, (iii) any claim by any Consultant, director, officer, employee or affiliate (other than eVentures) of HW or any third party directly or indirectly employed by HW or its affiliates (other than eVentures) in connection with the performance of HW under this Agreement; or (iv) reclassification of any Consultant as an employee of eVentures or its subsidiaries or a determination that eVentures shall be considered the employer of any Consultant for any purpose.


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         10. ARBITRATION. The parties agree to use good faith negotiation to resolve any dispute, claim or controversy that may arise under or relate to this Agreement and will attempt to reach an amicable resolution of the dispute. In the event that the parties are not able to resolve any dispute, claim, or controversy by negotiation or mediation, any such dispute, claim, or controversy shall be settled by binding arbitration which shall be conducted in Dallas, Texas, in accordance with the rules and regulations promulgated by the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party will bear its own costs in the arbitration and the fees and expenses of arbitration will be shared equally by the parties. Notwithstanding the foregoing, the arbitrator, in his sole discretion, may determine that the party against whom the decision is rendered shall pay the prevailing party's costs and share of the arbitrator's fees and expenses.

         11. MISCELLANEOUS.

             11.1 Amendments. This Agreement shall not be changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by eVentures and HW or their respective successors or assigns.

             11.2 Assignment. This Agreement shall not be assigned by either party without the written consent of the other party; and this Agreement shall be binding upon and shall inure to the benefit of consented to successors and assigns.

             11.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with applicable federal law and the laws of the State of Texas; provided that any conflict of laws principle that would require reference to the laws of another jurisdiction shall not apply hereto and shall be disregarded.

             11.4 Entire Agreement. This Agreement and all attachments and other documents furnished pursuant to this Agreement and expressly made a part hereof between the parties hereto constitute the entire agreement of the parties hereto.

             11.5 Confidentiality. The parties agree not to disclose or permit their respective representatives, attorneys, auditors or agents to disclose, except as may be required by law or performance hereunder to disclose, any confidential non-public information of the other which is obtained by any of them in connection with the transactions contemplated by this Agreement.

             11.6 Cooperation; Commercially Reasonable Efforts. The parties shall cooperate in good faith in connection with all actions to be taken to consummate the transactions contemplated by, and to enforce the rights created by and perform the responsibilities imposed by, this Agreement.

             11.7 Third Party Beneficiaries. The obligations of each party to this Agreement shall inure solely to the benefit of the other party, and no beneficiary or other person or entity shall be a third party beneficiary to this Agreement.

             11.8 Independent Contractors. None of the provisions of this Agreement are intended to create, nor shall be deemed or construed to create, any relationship between HW and

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eVentures other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement. Neither of the parties hereto, nor any of their respective employees, contractors or agents, shall be construed to be the agent, partner, co-venturer, employee or representative of the other.

             11.10 Further Acts and Documents. Each of the parties hereto hereby agrees to execute and deliver such further instruments and do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

             11.11 Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity shall not affect the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms.

             11.12 Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.



                           [Signature page to follow]



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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement through their duly authorized representatives as of the date first above written.

                                       eVENTURES:

                                       eVENTURES GROUP, INC., a Delaware
                                       corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                  Date:                Title:
                       ------------          -----------------------------------

                                       HW:

                                       HW PARTNERS, L.P., a Texas limited
                                             partnership
                                       By:   HW Finance, L.L.C., a Delaware
                                             limited liability company, its sole
                                             general partner


                  Date:                By:
                       ------------       --------------------------------------
                                               Barrett Wissman, Manager


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